                                                       Exhibit 23.3


DELOITTE &
 TOUCHE LLP

Two Prudential Plaza
180 North Stetson Avenue
Chicago, Illinois  60601-6779



INDEPENDENT AUDITORS' CONSENT


Deere & Company:


We consent to the incorporation by reference in Registration Statements No. 33-15949 and 33-49740 of Deere & Company on Form S-8 of our report dated April 17, 1995 relating to the John Deere Tax Deferred Savings Plan for Hourly and Incentive Paid Employees, appearing in this Annual Report on Form 10-K of Deere & Company for the year ended October 31, 1994.





/s/ DELOITTE & TOUCHE LLP
- - -------------------------

DELOITTE & TOUCHE LLP
Chicago, Illinois
April 17, 1995


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